Exhibit 10.1

REVOLVING LOAN AND SECURITY AGREEMENT

THIS REVOLVING LOAN AND SECURITY AGREEMENT (the “Agreement”) is made and entered into as of October 29, 2026 (the “Effective Date”) by and between Geospace Technologies Corporation a Texas corporation (together with its successors and assigns “Geospace”), GTC, Inc. a Texas corporation ( together with its successors and assigns “GTC”) ( each individually and collectively herein, the “Borrower”), and if more than one, jointly and severally, and Amerisource Funding, Inc., a Texas corporation (together with its successors and assigns, “Lender”), The Borrower, the Lender from time to time party to this Agreement, and the Guarantors from time to time party to this Agreement are each referred to herein as a “Party” and, collectively herein, as the “Parties”.

RECITALS

WHEREAS, the Borrower has asked Lender to make advances to the Borrower in an aggregate principal amount outstanding at any time not to exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) as may be reviewed from time to time as necessary based on growth and working capital needs of the Company (the "Total Credit Facility"); and

WHEREAS, the Lender are willing, on the terms and subject to the conditions set forth in this Agreement and the other Credit Documents, to make advances to the Borrower;

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I.    DEFINITIONS

Section 4.01 Defined Terms. All capitalized terms not otherwise defined below or herein shall have the meaning set forth in the Uniform Commercial Code. The following capitalized terms shall have the following meanings:

(a)	“Advance Rate” – Shall be the amount under each respective sub-limit of the Total Credit Facility against which Borrower may borrow.

(b)	“Assignment of Rents” – means an Assignment of Rents, Income and Receipts, but GTC, as assignor, in favor of Lender, as assignee.

(c)	“Availability” – A calculation on a Borrowing Base Report which reflects the current amount of funds which are available for the Borrower to draw under the Credit Facility at a given point in time.

(d)

“Borrowing Base Report” – A report prepared or modified by Lender from time-to-time detailing Borrower’s Availability at a given point in time, the form of which shall be provided and modified by Lender from time to time in its sole discretion, a sample of which appears in Exhibit ‘A’.

(e)

“Business Day” - Means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Texas are authorized or required by law or other governmental action to close and any Business Day shall be deemed to close as of 17:00 pm Central Standard or Central Daylight time as the appropriate for the time of year.

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(f)	[Intentionally Blank]

(g)	“Compliance Certificate” - means a certificate in substantially the form of Exhibit D, fully completed and executed by a Responsible Officer of Borrower

(h)

“Credit Documents” - This Agreement, all Note(s), each UCC-1 any security agreement, intellectual property security agreements, the Deed of Trust, the Assignment of Rents, the Validity Agreement, each Guaranty Agreement and each and every other document or instrument executed or delivered, or to be executed or delivered, by the Borrower and/or Guarantor in connection herewith, in each case as amended and/or restated or otherwise modified from time to time.

(i)

“Credit Facility” – the relationship between Borrower and Lender that allows for Borrower to receive funds advance by Lender, repay those funds and receive additional advances as defined by the Credit Documents.

(j)	“Deed of Trust” means the Deed of Trust by GTC in favor of the trustee named therein for the benefit of Lender/Beneficiary.

(k)	“Disbursement Date” – A Day on which Lender makes an advance to the Borrower.

(l)

“Guarantor” – Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, Quantum Technology Sciences, Inc. a Florida corporation, Aquana, LLC, a Vermont LLC, and Geovox Security, Inc., a Texas corporation, whether one or more, individually and collectively and joint and severally.

(m)	“Guaranty Agreement” – Any guaranty agreement (whether one or more) executed by Guarantor in connection with the Obligations.

(n)	“Loan” means any loan or advance made to Borrower by Lender pursuant to this Agreement or any Note.

(o)	“Loan Party” – each of Borrower, Guarantor or Lender

(p)

“Material Adverse Change” – The occurrence, as determined by Lender in its reasonable credit and business judgment, of any material adverse change in (i) the rights and remedies of Lender under any Credit Document or the ability of Lender to exercise such rights and remedies, and (ii) the ability of the Borrower and/or Guarantor to perform either or both of their respective obligations under any Credit Document.

(q)

“Obligations” – Any and all present or future obligations, liabilities or indebtedness of Borrower or any Guarantor to any of all of the Lender, or any other Indemnitee, in each case whether arising under this Agreement, any of the other Credit Documents, or otherwise, of any and every kind and nature, however created, arising or evidenced and howsoever owned, held or acquired, direct or indirect and whether arising or existing under written or oral agreement or by operation of law, and including, without limitation, the outstanding principal balance of the Loan from time to time made by the Lender, all accrued and unpaid interest thereon, all fees, indemnities, and other amounts payable to Lender, and the other Indemnitees, all Other Obligations (as defined below), all future advances made by Lender for the potential protection of Lender’s rights and interest in the Collateral, to pay or discharge existing or potential liens, levies or other claims against the Collateral, and whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower or any Guarantor is a Debtor, and all reasonable costs and expenses, including without limitation reasonable and documented attorney’s fees, incurred by Lender in connection with or arising out of the administration, protection, enforcement or collection of the Obligations or disposition, liquidation or realization of the Collateral, and expenses incurred in answering general legal issues involving Borrower or any Guarantor.

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(r)

“Revolving Credit Facility”- shall mean the aggregate commitment of Lender to make and participate in loans in an aggregate principal amount at any time outstanding not to exceed the Total Credit Facility and shall consist of the following Sub-Limits which may be reviewed from time to time as necessary based on the financial condition, growth and working capital needs of the Company:

(i)

Revolving Accounts Receivable Sub-Limit - Upon request by Borrower to access Availability against the Accounts Receivable and approval by Lenders, the Revolving Credit Facility shall include availability under the Borrowing Base Report against Eligible Account Receivables of the Borrower at an Advance Rate of eighty percent (80%); provided, however, Availability under the Revolving Accounts Receivable Sub-Limit, taken as a whole with Availability under the Revolving Real Estate Sub-Limit and the Revolving Equipment Sub-Limit, shall not exceed the Total Credit Facility.

(ii)

Revolving Equipment Sub-Limit - The Revolving Credit Facility shall include Availability under the Borrowing Base Report against eligible Equipment of the Borrower in the amount of Fifty Percent (50%) of the current appraised Net Forced Liquidation Value of domestic equipment subject to a total Sub-Limit of $7,500,000.00: provided, however, Availability under the Revolving Equipment Sub-Limit, taken as a whole with Availability under the Revolving Real Estate Sub-Limit and the Revolving Accounts Receivable Sub-Limit, shall not exceed the Total Credit Facility. The Equipment Sub-Limit shall be reduced monthly based on projected amortization over a thirty-six (36) month period.

(iii)

Revolving Real Estate Sub-Limit- The Revolving Credit Facility shall include Availability under the Borrowing Base Report against eligible, pledged real estate of the Borrower in the amount of Fifty Percent (50%) of the current appraised value not to exceed Twenty Million Dollars ($20,000,000.00); provided, however, upon Borrower providing an updated appraisal dated after the Effective Date, the Availability under the Revolving Real Estate Sub-Limit may be increased up to the amount of Fifty Percent (50%) of the current appraised value not to exceed Twenty-Five Million Dollars ($25,000,000.00); provided, further, that taken as a whole with Availability under the Revolving Equipment Sub-Limit and the Revolving Accounts Receivable Sub-Limit, the amount shall not exceed the Total Credit Facility.

(s)

“Request For Funds” – The periodic request by Borrower for withdrawals, advances and disbursements of money from Lender under the Credit Facility that also affirms the Borrowing Base, the outstanding Obligations and current Availability under the Credit Facility at the time of request and which requested amount shall not exceed the total Availability under the Credit Facility, including applicable sub-limits.

(t)	“Total Credit Facility” – an amount equal to the aggregate principal amount outstanding at any time not to exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000.00).

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Article II.    CREDIT FACILITY TERMS

Section 2.01 Revolving Line of Credit.

(a)

Notwithstanding anything in this Agreement to the contrary, initially, only Geospace shall be entitled to request and obtain Advances under this Credit Facility. All references to “Borrower” in connection with requests for Advances, the receipt of Advances, shall mean Geospace only, however Geospace and GTC are jointly and severally liable for the Obligations. On the terms and subject to the conditions contained in this Agreement and upon the condition that no Event of Default exists as of the date Borrower makes a Request for Funds, Lender may advance funds to the Borrower under the Credit Facility in amounts not to exceed the Availability and such advanced amounts shall constitute Loan and Obligations under this Agreement.

(b)

Subject to the terms and conditions of this Agreement, from time to time prior to the Maturity Date, Lender agrees to make revolving loans to Borrower in an aggregate principal amount which shall not exceed the Revolving Credit Facility . Within the foregoing limits and subject to the terms and conditions of this Agreement, Borrower may borrow, repay, and reborrow revolving loans. Lender shall not be obligated to make any Loan unless (a) all of the representations and warranties set forth in this Agreement and the other Credit Documents are true and correct on and as of the date of such Loan, with the same force and effect as if such representations and warranties had been made on and as of such date (except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), (b)no Material Adverse Change has occurred, and (c)no default or Event of Default has occurred and is continuing.

(c)	Each revolving loan shall be made as part of a Request for Funds and shall become Obligations.

Section 2.02 Borrowing Base Report and Procedure. Borrower’s withdrawals, advances and disbursements under the Credit Facility shall be governed by a Borrowing Base Report to be prepared or modified by Lender from time to time in its sole discretion, a sample of which appears in Exhibit “A”. Each Borrowing Base Report shall set forth a calculation of Borrower’s Availability under the Credit Facility based on eligible Collateral as more fully defined below:

(a)

“Eligible Accounts Receivable” – Accounts owing to the Borrower arising from the sale of goods and/or performance of services by Borrower in the ordinary course of its business, excluding (i) Accounts over ninety (90) days from original invoice date, (ii) Accounts being disputed by the Account Debtor obligated thereon, Amerisource being under no obligation to determine the bona fides of such dispute, (iii) Accounts representing bill-and-hold, guaranteed sale, consignment sale, sale-or-return, COD, deposits or Accounts from Account Debtors that have paid deposits, or sale on any other repurchase or return basis, (iv) Accounts with existing or potential contra or offsetting balances owing, (v) any Account for which Borrower has breached its obligations hereunder, (vi) any Account owing from an Account Debtor which in Amerisource’s reasonable credit judgment has become insolvent, (vii) any Accounts owing from an Account Debtor in excess of the credit limit established by Amerisource for such Account Debtor, (viii) Accounts owing by an Account Debtor in excess of 15% of Borrower’s total Eligible Accounts Receivable outstanding, provided that Accounts owing by an Account Debtor in excess of 40% of Borrower’s total Eligible Accounts Receivable outstanding may be allowed for select Account Debtors at the sole discretion of Amerisource, (ix) all or any Accounts upon the occurrence of an Event of Default or upon the termination date of this Agreement, (x) Accounts owing by entities related to Borrower by common ownership or control, (xi) Accounts owing by Account Debtors domiciled outside of the United States of America or Canada, (xii) all Accounts owing by a given Account Debtor if at least 15% of such Account Debtor’s outstanding Accounts are deemed ineligible or impaired by Amerisource, and (xiii) other Accounts or amounts which Amerisource determines from time to time in its sole credit or business judgment.

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(b)	Request for Funds.

(i)

If and when applicable, Borrower may submit a Request for Funds each Business Day for an amount not to exceed the Availability amount reflected on that day’s Borrowing Base Report. Borrower shall provide Lender the daily sales ledger required under Section 2.02 (d) for a period of not less than 30 days and establish Dominion of Funds as required under Section 2.02 (e) prior to Availability being provided against Accounts Receivable .

(ii)	{Provision Intentionally Left Blank}

(c)

Sales Reporting. Upon request for availability on the Eligible Accounts Receivable Borrower shall submit to Lender each day a sales ledger in electronic format, which shall be a complete and accurate detailed listing of all sales completed by the Borrower for that given date. All Invoices listed on each daily sales ledger shall represent invoices billed in accordance with Generally Accepted Accounting Principles (“GAAP”) for goods delivered or services rendered and completed by Borrower for such day.

(d)

Maintenance of Account and Dominion of Funds. At such time as Borrower requests Availability against and prior to any funding against Eligible Accounts Receivable , Lender requires dominion of funds. Borrower shall direct all payments from its Account Debtors to a bank account controlled by Lender or governed by a Deposit Account Control Agreement in favor of Lender (“Blocked Account”). Lender shall send notice of assignment letters to all Account Debtors on Borrower’s letterhead affirming these payment instructions. Payments received by Lender, whether such payments are received at a Lockbox, a Blocked Account, forwarded to Lender by Borrower, or otherwise, shall be applied to reduce the Borrower’s outstanding Obligations to Lender with a maximum of three days for check clearance. Borrower shall maintain its primary operating account with a banking institution approved by Lender, into which the proceeds of all advances will be disbursed. Borrower shall provide to Lender viewing rights to all bank accounts maintained by Borrower. Any and all charges and expenses relating to a Blocked Account shall be for Borrower’s account.

Section 2.03 Terms and Evidence of Debt.

(a)	Closing Fee: {Provision Intentionally Left blank}

(b)	Collateral Management Fee: {Provision Intentionally Left blank}

(c)

Commitment Fee: The Borrower shall pay to Lender, for the benefit of the Lender, an annual fee equal to One Percent (1.00%) of the Total Credit Facility fully earned at the closing of the Credit Facility. Subsequent Commitment Fees shall be paid in advance on the anniversary date of the Effective Date and future renewals or extensions of the maturity date of this Agreement shall also include a Commitment Fee, calculated based on the Total Credit Facility in effect at the time of the renewal or extension. Increases in the Total Credit Facility prior to the maturity date shall only be assessed a Commitment Fee for the incremental amount of the actual increase in the Total Credit Facility.

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(d)

Interest Rate: The Borrower shall pay to Lender, for the benefit of the Lender, on a monthly basis an interest rate equal to the prime rate plus THREE AND HALF PERCENT (3.50%) per annum, to be calculated and charged monthly by Lender based upon the average outstanding balance of all funds employed for all Obligations. The prime rate of interest shall be determined and updated as published from time to time in the Wall Street Journal, but in no event shall be less than 6.00% per annum (the “Floor”).

(e)

Non-Usage Fee: A fee of TWENTY-FIVE HUNDREDTHS PERCENT (0.25%), to be allocated among the Lender, will be assessed quarterly on the difference between the Borrower’s average daily outstanding loan balance and the Total Credit Facility.

(f)	Payment of Principal and Interest.

(i)	Revolving Credit Facility.

(a)

Accrued and unpaid interest on this Note shall be payable monthly, commencing one (1) calendar month from the date hereof, and continuing thereafter on the same day of each succeeding calendar month thereafter until thirty-six (36) months from the date of this Note (the “Maturity Date”) when all outstanding principal of this Note and all accrued and unpaid interest hereon shall be due and payable.

(ii)

Payment of Default Rate Interest. Notwithstanding the foregoing, during the existence of an Event of Default, interest payable at the Default Rate under the Note shall be payable from time to time on written demand from Lender to Borrower.

(iii)

Payment in Full at Maturity. On the Maturity Date, each Borrower unconditionally promises to pay in full, and there shall become due and payable in full, the entire outstanding Obligations under the Credit Facility, together with accrued and unpaid interest and all fees and other sums then owing under the Credit Documents and to satisfy all other Obligations then owing.

(g)	Prepayments.

(i)

Voluntary Prepayment. Subject to the Non-Usage Fee, the Commitment Fee, the Early Termination Fee under Section 2.04 and as otherwise provided in this Agreement, Borrowers may prepay all or any part of the revolving principal amount at any time without premium or penalty upon notice to Lender. Each voluntary prepayment is subject to the following conditions:

(a)	Lender must receive Borrower’s written or telephonic prepayment notice not later than 10:00 a.m. on the date of prepayment of the Loan;

(b)

Borrower’s prepayment notice shall (i) specify the prepayment date, (ii) specify the amount of the loan to be prepaid, (iii) specify whether the revolving principal amount is being prepaid (and if not specified, such prepayment will be applied to the revolving principal amount), and (ix) constitute an irrevocable and binding obligation of Borrower to make a prepayment in such amount on the designated prepayment date; and

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(c)

each such partial prepayment shall be in the minimum principal amount of $100,000 and integral multiples of $10,000 or, if less than such minimum amounts, the entire principal amount thereof then outstanding.

(ii)	Application of Prepayments.

(a)	All prepayments under Section 2.3(g) shall be applied to the revolving principal amount with no corresponding reduction in the Total Credit Facility.

(b)	All prepayments under Section 2.03(g) shall be applied based on the Lender’s respective Commitment Percentages.

(h)	Computations of Interest and Fees.

(i)

Calculation of Interest. Interest shall be computed on the basis stated in the Promissory Note. Interest shall accrue from and including the Closing Date or from the first date of borrowing to but excluding the last day occurring in the period for which such interest is payable.

(ii)

Maximum Rate. It is the intent of the Lender and Borrowers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lender and Borrower are hereby limited by the provisions of this section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity date of the Obligations), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Note or otherwise, exceed the Maximum Rate. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the Maximum Rate, any such construction shall be subject to the provisions of this paragraph and interest owing pursuant to such documents shall be automatically reduced to the Maximum Rate without the necessity of execution of any amendment or new document. If Lender shall ever receive anything of value which is characterized as interest on the Loan under Applicable Law and which would, apart from this provision, be in excess of the Maximum Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loan and not to the payment of interest, or refunded to Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loan. The right to demand payment of the Loan or any other debt evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lender does not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lender with respect to the Loan shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loan so that the amount of interest on account of the Loan does not exceed the Maximum Rate.

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(i)	General Payment Terms

(i)	Payments by Borrower. Except as otherwise expressly provided in this Agreement;

(a)

all payments by Borrower under this Agreement shall be made to the Lender to which such payment is owed, at the Lender’s office in dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein;

(b)	{Provision Left Intentionally Blank}

(c)	{Provision Left Intentionally Blank}; and

(d)

all payments received by the Lender after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

(i)

Payment Dates. If any payment or prepayment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii)

Advances by Lender. Unless Borrower has notified the Lender, prior to the time any payment is required to be made to the Lender under this Agreement, Borrower will not make such payment, and has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Lender in Dollars and in immediately available funds, then:

(ii)

Several Obligations. The obligations of the Lender under this Agreement to make the Loan and to fund or purchase participation interests are several and not joint. The failure of Lender to make any Loan or to fund or purchase any participation interest on any date required under this Agreement shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or fund its participation interest.

(j)

The Borrower’s obligation to pay the principal of, and interest on, all the Obligations made by Lender shall be evidenced by one or more promissory note(s) duly executed and delivered by the Borrower in form and detail acceptable to Lender (as may be amended, restated, or otherwise modified from time to time, the “Note”). The initial form of Note is attached as Exhibit “B” attached hereto and incorporated herein for all purposes.

(k)

Lender’s calculation concerning any amount owed by the Borrower to Lender hereunder as notified in writing by Lender to the Borrower shall be deemed to constitute the true and accurate amount owed, and shall be binding on the Borrower absent manifest error.

(l)

Notwithstanding the commitment in Section 2.01 at no time shall the aggregate of all outstanding amounts exceed the Revolving Credit Facility. Any amounts outstanding in excess of the Availability under the Borrowing Base Report shall be immediately repaid to Lender by Borrower, without demand, notice or presentment.

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Section 2.04 Maturity. This term of this Agreement shall expire 36 months from the Effective Date (the “Initial Maturity Date”). Borrower may terminate the Agreement by giving Lender at least sixty (60) days written notice of termination prior to the Maturity Date. Upon termination, Borrower shall pay the Obligations to Lender. In the event of termination of the Agreement prior to the Initial Maturity Date, an Early Termination Fee equal to: (i) Three Percent (3.00%) of the Total Credit Facility shall apply if the termination occurs on or before the first anniversary of the Closing Date (the “Closing Date” is the date of this Agreement) ; (ii) if the termination occurs after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date, an Early Termination Fee equal to Two Percent (2.00%) of the Total Credit Facility shall apply; and an Early Termination Fee equal to ONE Percent (1.00%) of the Total Credit Facility shall apply, if the termination occurs after the second anniversary of the Closing Date but on or before the third anniversary of the Closing Date; provided that no such Early Termination Fee shall be charged if the Credit Facility provided hereunder is replaced with a new facility. Upon termination of this Agreement, Lender may retain amounts (i) sufficient to cover any Obligations that were either known or unknown to Lender at the time of termination, and (ii) until Borrower has executed and delivered to Lender a general indemnity and mutual release in a form acceptable to Lender.

Section 2.05 Security Interest. As collateral securing the Obligations, Borrower grants and assigns to Lender a continuing security interest in and to all of its now owned and hereafter acquired personal property and fixtures, and all direct and indirect proceeds thereof (including proceeds of proceeds), including without limitation Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, General Intangibles, monies, deposit accounts, claims and credit balances, and all Intellectual Property (including Trademarks, Patents and Copyrights, Licenses, Brands), Goodwill, tax refunds, Judgments, claims under Chapter 5 of the Bankruptcy Code, and all other property (real, personal, tangible, intangible, or any combination thereof, together with a deed of trust, mortgage, assignments of rents, security pledge or other documents substantially in the form of Exhibit “C” incorporated herein for all purposes, and associated with any Borrower’s property at 6410 Langfield Rd, Houston, TX 77040, 7007 Pinemont Drive, Houston, TX 77040 and at 4318 Northfield Lane, Houston, TX 77092 (collectively, the “Collateral”). Each applicable Loan Party shall execute and deliver such other security documents in respect of intellectual property, real property or any other Collateral as are reasonably requested by the Lender.

Section 2.06 Setoff and Recoupment. Lender is hereby authorized at any time and to the fullest extent permitted by law, without notice to the Borrower or Guarantor (any such notice being expressly waived by the Borrower and Guarantor), to setoff, recoup, and apply any and all deposits or other indebtedness at any time owing by Lender or subsidiaries of Lender to or for the Borrower’s, Guarantor’s or an affiliate’s credit or account against any and all of their respective obligations now or hereafter existing under this Agreement, or any other Credit Document, irrespective of whether or not Lender has made any demand under this Agreement, or any other Credit Document, and although such obligations may be unmatured. Lender’s rights under this Section 2.06 are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

Section 2.07 Authorization to Lender. Borrower hereby irrevocably authorizes Lender at Borrower's expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Accounts and other Collateral, (c) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any account debtor or other obligor (including filing of any public record releasing any lien or security interest granted to Borrower by such account debtor), without affecting any of the Obligations, (e) pay or withhold any sums necessary to discharge any lien, security interest or encumbrance which is senior to, may become senior to, or impairs Lender's security interest in the Collateral, or for any past due taxes of the Borrower, which sums shall be included as Obligations hereunder, (f) in order to complete funding transfers or disbursements, or to satisfy any of the Obligations, initiate electronic debit or credit entries through the Automated Clearinghouse system to any deposit account maintained by Borrower wherever located, (g) file in the name of Borrower or Lender, or both, mechanic’s or materialman’s liens or related notices, or claims under any payment bond, in connection with goods or services sold by Borrower in connection with the improvement of realty, (h) notify any Account Debtor obligated with respect to any Account that the underlying Account has been assigned to Lender by Borrower and that payment thereof is to be made to Lender, and (i) audit, confirm or verify the amount and validity of any Account created by Borrower.

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Article III.    COVENANTS

Section 3.01 Covenants. So long as any Obligation by the Borrower to Lender hereunder remains outstanding:

(a)

Borrower shall not permit its Tangible Net Worth (defined as Borrower’s total equity reported on its financial statements in accordance with GAPP, less intangible assets, plus any indebtedness subordinated to Lender in a format acceptable to Lender in its soled discretion) to fall below [Sixty-Five million dollars ($65,000,000.00)]

(b)

Borrower shall deliver to Lender such documentation as may be requested by Lender from time to time, including but not limited to: (i) monthly internally-prepared financial statements, accounts receivable aging and accounts payable aging, to be delivered to Lender within 30 days of month-end; (ii) quarterly 941 payroll tax filings and proof of payment; (iii) annual CPA-prepared (reviewed or audited) financial statements, federal 1120 tax return, (iv) annual proof of payment of real estate taxes within 30 days of payment,( v) insurance certificates listing Lender as loss payee (vi) and updated personal or corporate financial statements for each personal or corporate guarantor respectively, to be delivered to Lender within 90 days of year-end; and (vii) any other report or documentation reasonably requested by Lender. Upon request by Borrower for Availability against Accounts Receivable , Borrower shall send to Lender 30 days before the request for Availability of Eligible Accounts Receivable (viii) a daily sales ledger in electronic format by 10:00 am Central Time on each Business Day; and (ix) thereafter, within seven (7) days of month end, an Accounts Receivable aging, Accounts Payable aging.

(c)

Concurrently with the delivery of the monthly financial statements under Section 3.01(b) above, a Compliance Certificate substantially in the form of Exhibit ‘E’ with respect to such financial statements setting out a reasonably detailed calculation demonstrating compliance with the Financial Covenants under this Agreement and certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect to such Event of Default

(d)

Upon request by Borrower for Availability against Accounts Receivable, Borrower shall notify Lender promptly of any Accounts over $50,000.00 (the “Threshold Amount”) which have been disputed by any Account Debtor, the rejection of goods or services valued over the Threshold Amount by any Account Debtor, delays in delivery of goods, non-performance of contracts or services, and of any assertion or threatened assertion of any claims, offsets or counterclaims by Account Debtors, each over the Threshold Amount, and, if requested by Lender, will settle all disputes concerning such Account, at Borrower's sole cost and expense. Borrower shall advise Lender in writing if it reschedules or extends the due date of any amounts owing from its account debtors over the Threshold Amount. After written notice by Lender to Borrower, and automatically, without notice, after an Event of Default has occurred and is continuing, Borrower shall not, without the prior written consent of Lender in each instance, (i) grant any extension of time for payment of any of the Accounts, (ii) compromise or settle any of the Accounts for less than the full amount thereof, (iii) release in whole or in part any Account Debtor, or (iv) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

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(e)

From time to time as requested by Lender, at the sole expense of Borrower, Lender or its designees shall have access, during reasonable business hours if prior to an Event of Default and at any time if after an Event of Default has occurred and is continuing, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Borrower's books and records, and Borrower shall permit Lender or its designees to make copies of such books and records or extracts therefrom as Lender may request.

(f)	Borrower shall pay when due all payroll and other taxes, and shall provide proof thereof to Lender in such form as Lender shall reasonably require.

(g)

Except for the liens created under this Credit Facility, Borrower shall not create, incur, assume or permit to exist any lien or security interest upon or with respect to any Collateral now owned or hereafter acquired by Borrower, other than Permitted Liens. “Permitted Liens” means (a) liens for taxes, assessments or governmental charges or levies not yet delinquent or which if being contested in good faith and by appropriate proceedings diligently conducted and remain payable without penalty, if adequate reserves with respect thereto (including reserves to accommodate for any penalties associated therewith) are maintained on the books of Borrower in accordance with GAAP (b), liens, not delinquent, created by statute in connection with workers' compensation, unemployment insurance, social security, old age pensions (subject to the applicable provisions of this Agreement) and similar statutory obligations, (c) liens in favor of mechanics, materialmen, carriers, warehousemen, repairmen and suppliers or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business provided that such liens secure only amounts not yet overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto in accordance with GAAP are maintained on the books of the Borrower, (d) deposits to secure the performance of bids, trade contracts and leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business, (e) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower; provided they are of public record and still in effect, (f) liens securing judgments for the payment of money not constituting an Event of Default hereunder and pre-judgment liens created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, for which adequate reserves have been made to the extent required by GAAP, and which would not, upon becoming liens securing judgments for the payment of money, constitute an Event of Default hereunder; (g) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (h) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; (i) liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (j) liens of sellers of goods to Borrower arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; (k) liens securing debt permitted hereunder; (l) any interest of title of a lessor under, and liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, (A) operating leases, and (B) capital leases; (m) precautionary Uniform Commercial Code financing statement filings made in respect of consignments, provided that none of the property covered by such Uniform Commercial Code financing statements may be included in the Borrowing Base or commingled with any Property constituting a part of the Borrowing Base and none of the proceeds of sales of such Property shall be commingled with the proceeds of with any Property constituting a part of the Borrowing Base.

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(h)

At such time as Borrower requests Availability against and prior to any funding against Eligible Accounts Receivable , Lender shall require dominion of funds and, in compliance with such requirement for dominion of funds, Borrower, prior to Advances against Eligible Accounts Receivable , shall direct all payments for Borrower’s Accounts to an Lender Lockbox or Blocked Account. Lender and its representatives shall have an irrevocable power of attorney coupled with an interest to endorse any checks or items, in Borrower’s name, delivered or required to be delivered to a Lockbox or Blocked Account. Payments received by Lender in a Lockbox or Blocked Account shall constitute payment on the Obligations when so applied by Lender as provided above. Lender shall have no duty as to the collection or protection of checks or instruments or the proceeds thereof, or as to the preservation of any rights pertaining thereto, beyond avoiding gross negligence or fraud in the custody and preservation of items in the possession of Lender. If, notwithstanding Borrower instructions to an Account Debtor, Borrower receives payments directly from an Account Debtor, Borrower agrees not to commingle such remittances with any of its other funds or property, and will hold the funds separate and apart from its own funds or property, in trust for Lender, and immediately forward the same to the Lockbox or deposit it in a Blocked Account or an account directed by Lender. If Borrower receives any funds into its operating account via electronic transfer, it will immediately wire those funds to Lender. Borrower shall pay to Lender fifteen percent (15%) of the amount of any payment received by Borrower and not delivered in kind to Lender within three Business Days following the date of receipt by Borrower.

(i)

BORROWER SHALL PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS LENDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ANY AFFILIATE THEREOF (INDIVIDUALLY AND COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, DIRECT DAMAGES, COSTS AND EXPENSES OF ANY KIND OR NATURE AND FROM ANY AND ALL SUITS, CLAIMS OR DEMANDS (INCLUDING, WITHOUT LIMITATION, FOR REASONABLE AND DOCUMENTED ATTORNEYS’&NBSP;FEES AND OTHER EXPENSES) INCURRED OR SUFFERED BY INDEMNITEES, ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT (SPECIFICALLY INCLUDING, AND WITHOUT LIMITATION, NEGLIGENCE AND/OR STRICT LIABILITY) OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY BORROWER OR ANY SUBSIDIARY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO. THE AGREEMENTS IN THIS SECTION 3.01(H)&NBSP;SHALL SURVIVE THE TERMINATION OF THE COMMITMENT AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF THE OBLIGATIONS.

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(j)

Borrower shall indemnify the Indemnitees from any loss arising out of the assertion of any claim that any payment received by Lender from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute (“Avoidance Claim”) or is alleged to have been paid to the wrong party. In the event of such Avoidance Claim, the indebtedness originally intended to be repaid thereby shall be automatically reinstated and shall be enforceable against Borrower, and Borrower shall be and remain liable to Lender to the same extent as if such amount had never originally been received by Lender. Borrower shall notify Lender within two Business Days of it becoming aware of the assertion of any Avoidance Claim. This indemnity shall include all legal fees and expenses incurred by Lender in defending any such Avoidance Claims. The obligations of the Borrower under this Section 3.01(i) shall survive the payment in full of the Obligations and the termination of this Agreement.

(k)

The Borrower agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses, including reasonable attorney’s fees and expenses, incurred by Lender in connection with the negotiation, preparation, execution, administration, modification and amendment of this Agreement or any other Credit Document, including fees for periodic field exams, banking fees, lien searches or other expenses, and all fees and expenses of Lender incurred in connection with the enforcement by Lender of any of the Borrower’s obligations thereunder or under any other Credit Document.

(l)

Borrower shall not, without the prior written consent of the Lender make any transfer of any nature or kind (i.e. loans, payments, distributions, dividends, transfer-in-kind) to any shareholder or member of Borrower, provided, however, that Borrower, as long as no Event of Default exists under the Agreement, may upon written notice to Lender, pay dividends or make distribution’s to its shareholders/members; provided, however, that, after giving effect to the payment of such distributions, in the aggregate amount, do not cause the Tangible Net Worth of the Borrower to fall below the Tangible Net Covenant in Section 3.01(a). Any amounts paid over the above amount shall be held for the benefit of Lender and shall be paid on demand.

(m)	Left Intentionally Blank.

(n)

Borrower shall not merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any party (other than mergers of a subsidiary into Borrower) except where the obligations hereunder are repaid in full concurrently with the closing of any merger;

Section 3.02 Cross-Default. If Borrower, Guarantor(s), or any Affiliates of Borrower (defined below) are in default under any other loans or advances of credit (including guaranty agreements or factoring obligations) held by Lender (each an “Other Obligation”), or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in this Agreement, the Note, any other Credit Document, or any other instrument relating to this Agreement or the Note, or should the Lender conclude, in its sole discretion, that the prospect of payment of all or any portion of the Obligations, as modified by this Agreement, or of any Other Obligation, is impaired for any reason, then Lender, at its option, may declare the entirety of the Obligations, as modified by this Agreement, and any Other Obligation, together with all accrued but unpaid interest, immediately due and payable without notice, demand or presentment, or notice of intent to accelerate to the Borrower or any other person or party, all of which are hereby waived. The Lender’s failure to or delay in exercise of said option will not constitute a wavier on the part of Lender of the right to exercise said option at any other time. Upon the occurrence of any default or Event of Default, Lender shall also have the right to exercise any and all other rights, remedies and recourses now or hereinafter existing in equity, at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing the Obligations. “Affiliates of Borrower” means Geospace Engineering Resources International Inc., a Texas corporation, Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, Quantum Technology Sciences, Inc. a Florida corporation, Aquana, LLC, a Vermont LLC, Geovox Security, Inc., a Texas corporation, or any entity in which 20% or more is owned by, or in which 20% or more voting control is held by, Maker, Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, Quantum Technology Sciences, Inc. a Florida corporation, Aquana, LLC, a Vermont LLC, or Geovox Security, Inc., a Texas corporation, whether now or in the future.

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Section 3.03 Cross-Collateralization. Except as may be limited or prohibited by applicable law, the Borrower, Guarantor(s), and Affiliates of Borrower agree and acknowledge that the Credit Documents secure (a) the Obligations, as extended and/or modified, including interest, late charges, fees, expenses and other amounts as provided in the Note, the other Credit Documents and this Agreement, (b) all other debts, obligations and liabilities of the Borrower, Guarantor(s), and/or Affiliates of Borrower, Lender of whatever kind or character, whether now existing or hereafter arising, secured or unsecured, direct or indirect, fixed or contingent, primary or secondary, joint or several, or both, including, without limitation, all present and future debts, obligations and liabilities of the Borrower, Guarantor(s), and/or Affiliates of Borrower (i) as principal, surety, endorser, guarantor, accommodation party or otherwise, (ii) arising by operation of law or otherwise, (iii) as a member of any partnership, joint venture, company, firm, trust or other association, (iv) payable to or in favor of third parties and hereafter acquired by Lender with or without the knowledge, consent or insistence of the Borrower, Guarantor(s), and/or Affiliates of Borrower, or (v) relating to any services rendered by Lender for the benefit of the Borrower, Guarantor(s), and/or Affiliates of Borrower, including, without limitation, credit cards, treasury or cash management services all of which indebtedness is secured by the Credit Documents, and (c) all renewals, rearrangements, modifications and extensions of any of the foregoing.

Article IV.    REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties. The Borrower represents and warrants to Lender as of the date hereof and affirms these representations and warrantees at the time of each Request for Funds as follows:

(a)	Borrower is duly organized and fully authorized to enter into this Agreement and to perform hereunder.

(b)	This Agreement constitutes its legal, valid and binding obligation.

(c)	Borrower is solvent and in good standing in the State of its organization.

(d)

The Borrower’s Accounts are and will remain (i) bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Borrower’s business, (ii) unconditionally owed and not subject to disputes, offsets, counterclaims, or rights of return or cancellation, (iii) not sales to any entity which is affiliated with Borrower or in any way not an “arm’s length” transaction.

(e)	Borrower has not rescheduled or extended the due date of any amounts owing by its Account Debtors during the past twelve (12) months from the date hereof.

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(f)

There is no litigation, arbitration, or governmental authority investigation, proceeding or action pending or threatened, affecting the Borrower which would, if adversely determined, singly or in the aggregate, result in a Material Adverse Change.

(g)	Borrower has not received notice nor does Borrower have knowledge of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor.

(h)

The most recent financial statements of Borrower fairly present the assets, liabilities and financial condition and results of operations of Borrower as of the date thereof in accordance with GAAP, and there are no omissions or other facts or circumstances which are or may be material. There has been no Material Adverse Change in the assets, liabilities or financial condition of Borrower since the date of such financial statements. Borrower has not guaranteed the obligations of any other party.

(i)	No Material Adverse Change has occurred, and no default or Event of Default has occurred or is continuing;

(j)	Borrower has not, during the preceding two (2) years, used any other business location or been known as or used any other corporate or fictitious name, except as disclosed to Lender in writing;

(k)

Survival of Warranties and Representations. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and the other Credit Documents shall survive the transactions related thereto. Borrower, Lender expressly agree that any misrepresentation or breach by Borrower of any warranty whatsoever contained in this Agreement or any other Credit Documents shall be deemed material.

Article V.    DEFAULT

Section 5.01 Events of Default. Any of the following events will constitute an Event of Default hereunder and under the other Credit Documents:

(a)	The non-payment by Borrower of any portion of the Obligations that becomes due and payable, including but not limited to any payment of principal and/or interest when due;

(b)

The Borrower fails to maintain the financial covenant set forth in Section 3.01 of this Agreement and such failure is not cured within ten (10) days following the Borrower’s receipt of notice from Lender specifying such failure in reasonable detail;

(c)	Any representation or warranty made by the Borrower hereunder or under any other Credit Document shall prove to have been incorrect in any material respect when made;

(d)	Any statement, report, financial statement or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct, in any material respect;

(e)

The aggregate Obligations outstanding shall exceed the Availability, unless the Borrower shall, within one (1) Business Day after receipt of notice of such excess from Lender, pay to Lender in good funds, the amount of such excess;

(f)	Borrower or any Guarantor of all or any part of the Obligations becomes subject to any debtor-relief proceedings

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(g)

A default shall occur under Article III of this Agreement (other than Section 3.01), or under any other Credit Document or any other agreement, document or instrument (subject to any right to cure therein), other than this Agreement, to which Borrower and/or Guarantor is a party;

(h)

The death or dissolution of any Guarantor, or the failure of any Guarantor to perform or observe any of such Guarantor's obligations to Lender, or a Guarantor’s notification to Lender of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever;

(i)

Any Credit Document (i) is determined to be invalid or unenforceable for any reason, (ii) the Borrower repudiates or threatens to repudiate any Credit Document to which it is a party or any of its obligations thereunder or (iii) the Borrower contests the validity or enforceability of any Credit Document to which it is a party;

(j)	Any change in control of 20% or more in the ownership of the Borrower or any Guarantor, except as approved in advance, in writing by Lender;

(k)	The Collateral or any other assets of Borrower or any of its affiliates shall be attached, seized, levied upon, or subjected to a writ or distress warrant; or

(l)

The occurrence of any Material Adverse Change in the business operations and condition, financial or otherwise, of the Borrower or any Guarantor and such Material Adverse Change is not cured within ten (10) days following the Borrower’s receipt of notice from Lender specifying such default;

In any such event, the aggregate outstanding Obligations, together with all accrued but unpaid interest thereon and all other amounts owed by the Borrower hereunder or under any other Credit Document, shall automatically become immediately due and payable without presentment, demand, protest, notice of protest, notice of non-payment or dishonor, notice of acceleration, notice of intent to accelerate, or further notice of any kind, all of which are hereby expressly waived by the Borrower and Guarantor; and Lender’s commitment to make advances hereunder shall automatically terminate, without presentment, demand, protest, notice of protest, notice of non-payment or dishonor, notice of acceleration, notice of intent to accelerate, or notice of any kind.

Section 5.02 Waiver of Notice. Borrower waives any requirement that Lender inform Borrower by affirmative act or otherwise of any Event of Default hereunder. Further, Lender’s failure to charge or accrue interest or fees at any “Penalty”, “Default”, or “Past Due” rate shall not be deemed a waiver by Lender of its claim thereto.

Section 5.03 Remedies. Upon an Event of Default that is continuing or uncured, in addition to any rights or remedies Lender has under this Agreement, the other Credit Documents, or applicable law which shall be cumulative and exclusive, Lender shall: (i) immediately terminate this Agreement without notice, protest, notice of protest, notice of non-payment or dishonor, notice of acceleration, notice of intent to accelerate, or any other notice, at which time all Obligations shall immediately become due and payable without notice or demand, protest, notice of protest, notice of non-payment or dishonor, notice of acceleration, notice of intent to accelerate, or any other notice, notwithstanding the maturity date; (ii) charge the default interest rate equal to the greater of eighteen percent (18%) per annum or the maximum rate allowable by law on all Obligations until such Obligations are paid in full or until such time as Lender confirms the default has been cured; (iii) enter any premises of Borrower where the books, records and Collateral of Borrower may be kept and remove the same for such time as Lender may desire in order to protect, collect and liquidate the Collateral. All expenses relating thereto, including moving expenses, the leasing of additional facilities and the hiring of security guards shall be borne by Borrower. Upon request by Lender, Borrower shall assemble the Collateral and make it available to Lender at a time and place to be designated by Lender which is reasonably convenient to Lender and Borrower; Borrower shall fully cooperate with all of Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any party. In addition to any and all other remedies available to Lender, herein, in the event Borrower shall not deliver the documentation required in Section 3.01 in the time required, Borrower shall pay Lender on demand a per diem penalty of two thousand dollars ($2,000).

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Section 5.04 Right of Injunction. Borrower and Guarantor acknowledge that upon the occurrence of an Event of Default, no remedy at law will provide adequate relief to Lender; therefore, Borrower and Guarantor agree that Lender shall be entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages, it being acknowledged that the nature of Borrower's business dictates such relief is necessary in order to preserve the Collateral and rights of Lender.

Article VI         MISCELLANEOUS

Section 6.01 Amendment. Neither this Agreement, any other Credit Document, nor any provisions hereof or thereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement or to such other Credit Documents, as applicable, with the written consent of the Lender. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement, nor any abandonment or discontinuation of steps to enforce any right, power, or privilege under this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Credit Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.02 Notice.

i.

Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by e-mail or facsimile as follows:

ii.	if to Borrower or any other Loan Party, to it at:

c/o: Geospace Technologies Corporation

Address: 7007 Pinemont Dr., Houston, Texas 77040

Attention of Robert Curda

Telephone No: 713 986 8676

E-mail: rcurda@geospace.com

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iii.	if to the Lender:

Amerisource Funding, Inc,

7225 Langtry Street, Houston, Texas 77040;

Attention of Joseph L. Page

Facsimile No. (713) 863-1434

Telephone No. (713) 863-8300, ext. 313;

E-mail: jpage@amerisource.us.com;

iv.	if to a Lender, to it at its address (or facsimile number) set out in Exhibit ‘D’.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 6.02(b) below, shall be effective as provided in said Section.

v.	Electronic Communications.

(a)

Notices and other communications to the Lender, under this Agreement may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender. Lender or Borrower may, in its discretion, agree to accept notices and other communications to it under this Agreement by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b)

Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)	Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications under this Agreement by notice to the other parties to this Agreement.

All notices to Lender hereunder shall be deemed given upon actual receipt by a responsible officer of Lender.

Section 6.03 Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Lender, may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Lender of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have. Any waiver, permit, consent or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

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Section 6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, Guarantors, Lender, and its respective successors and assigns. Lender may sell, assign or otherwise transfer all or any portion of its right, title and interest in, and its obligations under, this Agreement and the other Credit Documents to any party. In connection therewith, the Borrower shall execute and deliver such documents, instruments and agreements as Lender may reasonably request to effect such sale, assignment or transfer. Borrower may not sell, assign, transfer, or pledge its rights or obligations hereunder without the prior written consent of Lender.

Section 6.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page of this Agreement by facsimile, email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the liability, enforcement, or binding effect of this Agreement.

Section 6.06 Imaged Documents. Borrower, Guarantor, and all sureties, endorsers, guarantors, and any other party now or hereafter liable for the payment of the Obligations, in whole or in part, (i) understand and agree that Lender’s document retention policy may involve the imaging of executed documents, which includes but is not limited to any note, guaranty, deed of trust, security agreement, intellectual property security agreement, assignment, financing statement and any other document which evidences any indebtedness owed by Borrower or Guarantors to Lender, and the destruction of the paper original, including the original note, and (ii) waive any rights and/or defenses that it may have to the use of such imaged copies of documents in the enforcement of any of Lender’s rights in a court of law or otherwise and/or as to any claim that such imaged copies of the documents are not originals.

Section 6.07 Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby

Section 6.08 Joinder of Guarantor. By each Guarantor’s signature below, each Guarantor, individually, (i) joins herein and confirms that the warranties and representations made herein are true and correct; (ii) agrees to cause Borrower to maintain compliance with all covenants mandated herein; (iii) agrees that any certificate, request for advance or other similar document now or hereafter given to Lender by anyone on behalf of Borrower shall be true and correct; (iv) shall be liable for any damage or loss suffered by Lender as a result of the falsity of any such warranty or representation in any respect, or the noncompliance with any such covenant, including the payment of the Obligations

Section 6.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the conflict of law principles thereof.

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Section 6.10 Dispute Resolution Provisions: Any action arising out of or relating to this Agreement shall be resolved as follows:

(a)

Such action shall be settled by binding arbitration in Houston, Texas in accordance with the then current commercial arbitration rules and mediation procedures and the optional appellate arbitration rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding subject to any limits set forth herein.

(b)

Such arbitration shall be conducted by a single, independent arbitrator or, if the parties are unable to agree on such arbitrator, each party shall appoint a single, independent arbitrator who must collectively agree on a third party, independent arbitrator to serve as arbitrator hereunder. For clarity, the arbitrator can be either judicial or non-judicial, depending on the nature of the dispute (i.e., if the dispute is technical in nature, the Parties may elect to agree upon an arbitrator who possesses a relevant technical background).

(c)

The arbitrator may rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses, including reasonable and documented attorneys’ fees and costs, to the extent and upon the grounds available for such in the United States District Courts for the district in which the arbitration is taking place.

(d)

The decision of the arbitrator (the “Award”) as to any action (including the validity and amount of any action) shall be final, binding, and conclusive upon the Parties. such award shall be written and shall be supported by written findings of facts and conclusions. Any payment required by the award shall be made within seven (7) days of issuance of an award.

(e)

The Parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgment of the powers of the arbitrator.

(f)

The Parties agree, and agree to direct the arbitrator, that the arbitration will be kept confidential and that the existence of the proceeding and any proceedings therein, including without limitation any pleadings, briefs or other documents, any testimony or other oral submissions and any award, will not be disclosed beyond the arbitrator or arbitration tribunal, the Parties, their counsel and any party (including witnesses, if any) involved in the conduct of the proceeding, except (i) in any legal proceeding concerning the arbitration, including without limitation any proceeding to compel or to stay arbitration or otherwise in aid of arbitration, to vacate, modify or confirm an award, or to enforce an award or any judgment based upon an award, (ii) to the tax, legal, financial or other professional advisors of such party who are obligated to keep such information confidential, or (iii) as may be required by law.

(g)	Borrower shall be responsible for all costs and expenses (including legal expenses and reasonable and documented attorney’s fees) of any such arbitration.

Section 6.11 Consent to Venue; Jurisdiction: To the extent required for enforcement of the prior provisions above or to the extent that any arbitration provisions shall be ruled unenforceable and the resolution of a dispute shall require submission to a court, the Parties agree that any suit, action or other proceeding relating to this agreement or a guaranty, the Parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, at Lender’s sole option, be instituted in either the State District Court of Harris County, Texas, or in the United States District Court for the Southern District of Texas, at the option of Lender. Borrower and Guarantors hereby irrevocably submit to the venue and jurisdiction of such courts and waive any and all objections to jurisdiction or venue that it may have under the laws of the State of Texas or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Amerisource as a consequence of such proceeding having been commenced in such forum.

Revolving Loan & Security Agreement	Page | 20

Section 6.12 Waiver of Jury Trial: Borrower and Guarantors do each knowingly and voluntarily and intelligently waive their constitutional right to a trial by jury with respect to any claim, dispute, conflict or contention, if any, as may arise under this Agreement or under the related Credit Documents and agree that any litigation between the Parties concerning this Agreement and the Credit Documents shall be heard by a court of competent jurisdiction sitting without a jury. Borrower and Guarantors hereby confirm to Amerisource and the lenders that they have reviewed the effect of this waiver of jury trial with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to signing this agreement and the credit documents and each acknowledge and agree that Amerisource and the lenders are relying upon this waiver in entering into this agreement and providing advances to the Borrower.

Section 6.13 Waiver of Special Damages. The Borrower and Guarantors waive, to the maximum extent not prohibited by law, any right the Borrower and/or Guarantor may have to claim or recover from Amerisource and any other Lender in any legal action or proceeding any special, exemplary, punitive, or consequential damages.

Section 6.14 Agreement Presumptions and Invalid Provisions. The Parties acknowledge that they have been represented by counsel, that the Agreement and all Credit Documents have been freely negotiated and that there shall be no presumption made against a Party as author or drafter of the documents and that the interpretation of this Agreement and all other Credit Documents shall be presumed as equally drafted by each of the Parties.

Section 6.15 {Provision Intentionally Left blank}

Section 6.16 {Provision Intentionally Left blank}

Section 6.17 Entire Agreement. This agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender to induce Borrower to execute this agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this agreement.

THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Revolving Loan & Security Agreement	Page | 21

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER(S):

GEOSPACE TECHNOLOGIES CORPORATION,

a Texas corporation

By: /s/ Richard J. Kelley

Richard J. Kelley, President and Chief Executive Officer

GTC, INC.,

a Texas corporation

By: /s/ Richard J. Kelley

Richard J. Kelley, President and Chief Executive Officer

GUARANTOR(S):

QUANTUM TECHNOLOGY SCIENCES, INC.,

a Florida corporation

By: /s/ Robert L. Curda

Robert L. Curda, President

AQUANA, LLC,

a Vermont limited liability company

By: /s/ Robert L. Curda

Robert L. Curda, Manager

GUARANTOR(S) CONT’D:

GEOVOX SECURITY, INC.,

a Texas corporation

By: /s/ Richard J. Kelley

Richard J. Kelley, President

GEOSPACE TECHNOLOGIES, SUCURSAL SUDAMERICANA LLC,

a Texas limited liability company

By: /s/ Richard J. Kelley

Richard J. Kelley, President

AMERISOURCE:                         Amerisource Funding, Inc.,

By: /s/ Kendra Wilson

Signature of Authorized Representative

Printed Name: Kendra Wilson

Title: Executive Vice President